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                                                                    EXHIBIT 5(b)

                            [Letterhead of Jones Day]



                                 April 14, 2003


Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202

                       Re: Registration Statement on Form S-3 for Senior Debt
                           Securities of Public Service Company of Colorado

Ladies and Gentlemen:

         We have acted as counsel to Public Service Company of Colorado, a Colorado corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale of up to $800,000,000 in aggregate principal amount of Senior Debt Securities of the Company (the "Bonds") to be issued pursuant to the Indenture, dated as of July 1, 1999, between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented and to be supplemented by various supplemental indentures (as supplemented, the "Indenture"), including one or more supplemental indentures to be entered into by the Company and the Trustee relating to the Bonds registered under the Registration Statement. The Bonds will be issued in one or more series from time to time pursuant to the provisions of Rule 415 under the Securities Act.

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) a purchase contract setting forth the price and other terms and conditions relating to the issue of a particular series of Bonds (a "Purchase Agreement") shall have been duly authorized, executed and delivered by the Company, (iii) such series of Bonds shall have been duly executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in accordance with the terms of the Purchase Agreement, (iv) the purchase price specified in the Purchase Agreement for such series of Bonds shall have been received by the Company and (v) the order or orders of The Public Utilities Commission of the State of Colorado required for the valid issuance and sale of a particular series of Bonds shall have been obtained, the Bonds of such series will be validly issued by the Company and will

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constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture.

         The opinions set forth above are subject to the following assumptions, qualifications and limitations:

         Our opinions with respect to the enforceability of, and the obligations referred to in, the Bonds are subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors' rights and remedies generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the availability of the remedy of specific performance or injunctive relief, and (iii) the fact that determination of damages and entitlement for reimbursement for costs and expenses (including without limitation, attorneys' fees) is within the judicial discretion of the court before which such relief is requested.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York. We express no opinion with respect to any other law of the State of New York or any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement and to the reference to us with respect to this opinion under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ JONES DAY